Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Emerging Markets Value Fund Inc., a Maryland corporation (the “Registrant”), each certify that:

1.                                       The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/David G. Booth
David G. Booth
Principal Executive Officer
Dimensional Emerging Markets Value Fund Inc.

Date: February 6, 2007

By:	/s/Michael T. Scardina
Michael T. Scardina
Principal Accounting Officer
Dimensional Emerging Markets Value Fund Inc.

Date: February 6, 2007